Exhibit 99.1

CareTrust REIT Announces Fourth Quarter & Full Year 2023 Operating Results

Conference Call Scheduled for Friday, February 9, 2024 at 1:00 pm ET
SAN CLEMENTE, Calif., February 8, 2024 (BUSINESS WIRE) -- CareTrust REIT, Inc. (NYSE:CTRE) today reported operating results for the quarter and year ended December 31, 2023, as well as other recent events.
For the quarter, CareTrust REIT reported:
•100.0% of contractual rents collected, resulting in collections for the year of 97.7%;
•Net income of $26.3 million and net income per share of $0.22;
•Normalized FFO of $43.4 million and normalized FFO per share of $0.36;
•Normalized FAD of $45.4 million and normalized FAD per share of $0.37;
•A quarterly dividend of $0.28 per share, representing a payout ratio of approximately 76% on normalized FAD;
•Investments of $43.2 million during the quarter and $288.1 million during the year at an estimated stabilized yield of 11.4% and 9.8%, respectively, after rent ramps or rent resets under the lease are completed;
•Settlement of 14.6 million shares under its ATM Program, including both forward contract sales and direct issuances, for gross proceeds of $319.9 million;
•Net Debt to Annualized Normalized Run Rate EBITDA of 1.4x.

Since quarter end, CareTrust REIT reported:
•Investments of $63.2 million at a yield of 12.9%;
•A new assisted living operator relationship;
•Investment pipeline of $250 million.

CareTrust’s President and Chief Executive Officer, Dave Sedgwick, commented on the Company’s 2023 and fourth quarter results. “2023 was a great year for the Company on all fronts. We invested $288 million at a stabilized yield of 9.8%. We expanded our operator and industry relationships. We paid off our $600 million line of credit and ended the year with approximately $294 million of cash on the balance sheet.” Mr. Sedgwick continued, “Assuming the business environment for us and operators remains steady, we expect 2024 to be a strong year for new investments. The investment pipeline today is roughly $250 million, not including larger portfolio deals we regularly review.”

Financial Results for Quarter and Year Ended December 31, 2023

Chief Financial Officer, Bill Wagner, reported that, for the fourth quarter, CareTrust reported net income of $26.3 million, or $0.22 per diluted weighted-average common share, normalized FFO of $43.4 million, or $0.36 per diluted weighted-average common share, and normalized FAD of $45.4 million, or $0.37 per diluted weighted-average common share. For the year ended December 31, 2023, CareTrust reported net income of $53.7 million, or $0.50 per diluted weighted-average common share, normalized FFO of $149.6 million, or $1.41 per diluted weighted-average common share, and normalized FAD of $156.8 million, or $1.48 per diluted weighted-average common share.

Liquidity

As of quarter end, CareTrust reported net debt-to-annualized normalized run rate EBITDA of 1.4x, which is below the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 9.5%. Mr. Wagner stated that, as of today, the Company has no borrowings outstanding on its $600 million revolving credit line, with no scheduled debt maturities prior to 2026. He also disclosed that CareTrust currently has approximately $220 million in cash on hand. He further noted that the Company had $274.1 million in available authorization remaining on its at-the-market equity program as of December 31, 2023. During the fourth quarter, the Company settled 14.6 million shares under the ATM Program at a weighted average sales price of $21.94 for gross proceeds of $319.9 million. During the year ended December 31, 2023, the Company settled 30.9 million shares under the ATM Program at a weighted average sales price of $20.86 for gross proceeds of $643.8 million. "With substantial availability on our revolver, and equity markets readily accessible to us at present, we continue to have a wide range of capital options for funding our opportunistic growth strategy," said Mr. Wagner.

Guidance

The Company issued guidance for 2024, with Mr. Wagner projecting on a per-diluted weighted-average common share basis net income of approximately $1.02 to $1.04, normalized FFO of approximately $1.43 to $1.45, and normalized FAD of approximately $1.47 to $1.49. He noted that the 2024 guidance is based on a diluted weighted-average common share count of 130.5 million shares, and assumes the following:

•All investments year-to-date;
•No new acquisitions;
•Dispositions and loan repayments made to date;
•No new dispositions, new loans or loan repayments beyond those completed or announced to date;
•2% - 3% uncollected rents;
•No new debt incurrences or new equity issuances;
•Estimated 2.5% CPI-based rent escalators under CareTrust's long-term net leases.

Dividend Maintained

During the quarter, CareTrust declared a quarterly dividend of $0.28 per common share. On an annualized basis, the payout ratio was approximately 78% based on fourth quarter 2023 normalized FFO, and 76% based on normalized FAD.

Conference Call

A conference call will be held on Friday, February 9, 2024, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss fourth quarter and full year 2023 results, recent developments and other matters. The toll-free dial-in number is 1 (800) 715-9871 or toll dial-in number is 1 (646) 307-1963 and the conference ID number is 7862003. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. This call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the following: future financial and financing plans; strategies related to the Company's business and its portfolio, including acquisition opportunities and disposition plans; growth prospects; operating and financial performance; expectations regarding the settlement of ATM forward contracts and the making of distributions and payment of dividends; and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (ii) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (iii) the impact of healthcare reform legislation, including minimum staffing level requirements, on the operating results and financial conditions of our tenants; (iv) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (v) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (vi) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vii) the ability to generate sufficient cash flows to service our outstanding indebtedness; (viii) access to debt and equity capital markets; (ix) fluctuating interest rates; (x) the impact of public health crises, including significant COVID-19 outbreaks as well as other pandemics or epidemics; (xi) the ability to retain our key management personnel; (xii) the ability to maintain our status as a real estate investment trust (“REIT”); (xiii) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xiv) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xv) any additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2023, including in the section entitled “Risk Factors” in Item 1A of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter and year ended December 31, 2023 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
	(Unaudited)
Revenues:
Rental income	$53,473	$47,675	$198,599	$187,506
Interest and other income	6,261	4,135	19,171	8,626
Total revenues	59,734	51,810	217,770	196,132
Expenses:
Depreciation and amortization	13,211	11,926	51,199	50,316
Interest expense	8,266	9,608	40,883	30,008
Property taxes	1,733	968	6,170	4,333
Impairment of real estate investments	4,791	5,356	36,301	79,062
Provision for loan losses, net	—	—	—	3,844
Property operating expenses	563	695	3,423	5,039
General and administrative	6,507	4,813	21,805	20,165
Total expenses	35,071	33,366	159,781	192,767
Other income (loss):
Gain (loss) on sale of real estate, net	260	(1,668)	2,218	(3,769)
Unrealized gain (loss) on other real estate related investments, net	1,371	(2,396)	(6,485)	(7,102)
Total other income (loss)	1,631	(4,064)	(4,267)	(10,871)
Net income (loss)	26,294	14,380	53,722	(7,506)
Net loss attributable to noncontrolling interests	(2)	—	(13)	—
Net income (loss) attributable to CareTrust REIT, Inc.	$26,296	$14,380	$53,735	$(7,506)

Earnings (loss) per common share attributable to CareTrust REIT, Inc.:
Basic	$0.22	$0.15	$0.50	$(0.08)
Diluted	$0.22	$0.15	$0.50	$(0.08)

Weighted-average number of common shares:
Basic	121,411	97,227	105,956	96,703
Diluted	121,684	97,272	106,152	96,703

Dividends declared per common share	$0.28	$0.275	$1.12	$1.10

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net income (loss) attributable to CareTrust REIT, Inc.	$26,296	$14,380	$53,735	$(7,506)
Depreciation and amortization	13,211	11,926	51,199	50,316
Interest expense	8,266	9,608	40,883	30,008
Amortization of stock-based compensation	1,774	1,463	5,153	5,758
EBITDA attributable to CareTrust REIT, Inc.	49,547	37,377	150,970	78,576
Impairment of real estate investments	4,791	5,356	36,301	79,062
Provision for loan losses, net	—	—	—	3,844
Provision for doubtful accounts and lease restructuring	—	390	—	1,367
Property operating expenses	714	914	4,095	6,597
(Gain) loss on sale of real estate, net	(260)	1,668	(2,218)	3,769
Unrealized (gain) loss on other real estate related investments, net	(1,371)	2,396	6,485	7,102
Normalized EBITDA attributable to CareTrust REIT, Inc.	53,421	48,101	$195,633	$180,317
Full impact of quarterly investments[1]	48	—
Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	$53,469	$48,101

Net income (loss) attributable to CareTrust REIT, Inc.	$26,296	$14,380	$53,735	$(7,506)
Real estate related depreciation and amortization	13,206	11,921	51,179	50,296
Impairment of real estate investments	4,791	5,356	36,301	79,062
(Gain) loss on sale of real estate, net	(260)	1,668	(2,218)	3,769
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	44,033	33,325	138,997	125,621
Provision for loan losses, net	—	—	—	3,844
Provision for doubtful accounts and lease restructuring	—	390	—	1,367
Property operating expenses	714	914	4,095	6,597
Unrealized (gain) loss on other real estate related investments, net	(1,371)	2,396	6,485	7,102
Normalized FFO attributable to CareTrust REIT, Inc.	$43,376	$37,025	$149,577	$144,531

NET DEBT TO ANNUALIZED NORMALIZED RUN RATE EBITDA RECONCILIATION
(in thousands)
(Unaudited)
	Three Months Ended December 31,
	2023	2022
Total debt	$600,000	$725,000
Cash, cash equivalents	(294,448)	(13,178)
Net Debt	$305,552	$711,822
Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.[2]	$213,876	$192,404
Net Debt to Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	1.4x	3.7x
[1] Quarterly adjustments give effect to the investments completed and loans receivable pay downs during the three months ended for the respective period as though such investments and pay downs were completed as of the beginning of the period.
[2] Annualized Normalized Run Rate EBITDA is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter multiplied by four (4).

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net income (loss) attributable to CareTrust REIT, Inc.	$26,296	$14,380	$53,735	$(7,506)
Real estate related depreciation and amortization	13,206	11,921	51,179	50,296
Amortization of deferred financing fees	610	535	2,436	2,095
Amortization of stock-based compensation	1,774	1,463	5,153	5,758
Straight-line rental income	8	(3)	29	(17)
Amortization of below market lease intangible	(384)	—	(384)	—
Impairment of real estate investments	4,791	5,356	36,301	79,062
(Gain) loss on sale of real estate, net	(260)	1,668	(2,218)	3,769
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	46,041	35,320	146,231	133,457
Provision for loan losses, net	—	—	—	3,844
Provision for doubtful accounts and lease restructuring	—	390	—	1,367
Property operating expenses	714	914	4,095	6,597
Unrealized (gain) loss on other real estate related investments, net	(1,371)	2,396	6,485	7,102
Normalized FAD attributable to CareTrust REIT, Inc.	$45,384	$39,020	$156,811	$152,367

FFO per share attributable to CareTrust REIT, Inc.	$0.36	$0.34	$1.31	$1.30
Normalized FFO per share attributable to CareTrust REIT, Inc.	$0.36	$0.38	$1.41	$1.49

FAD per share attributable to CareTrust REIT, Inc.	$0.38	$0.36	$1.38	$1.38
Normalized FAD per share attributable to CareTrust REIT, Inc.	$0.37	$0.40	$1.48	$1.57

Diluted weighted average shares outstanding [1]	121,854	97,408	106,264	96,885

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Revenues:
Rental income	$47,675	$46,163	$47,745	$51,218	$53,473
Interest and other income	4,135	4,443	3,808	4,659	6,261
Total revenues	51,810	50,606	51,553	55,877	59,734
Expenses:
Depreciation and amortization	11,926	12,238	12,716	13,034	13,211
Interest expense	9,608	9,827	11,040	11,750	8,266
Property taxes	968	880	1,390	2,167	1,733
Impairment of real estate investments	5,356	1,886	21,392	8,232	4,791
Property operating expenses	695	963	658	1,239	563
General and administrative	4,813	5,061	4,718	5,519	6,507
Total expenses	33,366	30,855	51,914	41,941	35,071
Other (loss) income:
(Loss) gain on sale of real estate, net	(1,668)	(70)	2,028	—	260
Unrealized (loss) gain on other real estate related investments, net	(2,396)	(454)	(2,151)	(5,251)	1,371
Total other (loss) income	(4,064)	(524)	(123)	(5,251)	1,631
Net income (loss)	14,380	19,227	(484)	8,685	26,294
Net loss attributable to noncontrolling interests	—	—	—	(11)	(2)
Net income (loss) attributable to CareTrust REIT, Inc.	$14,380	$19,227	$(484)	$8,696	$26,296

Diluted earnings (loss) per share attributable to CareTrust REIT, Inc.	$0.15	$0.19	$(0.01)	$0.08	$0.22

Diluted weighted average shares outstanding	97,272	99,087	99,117	104,311	121,684

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023

Net income (loss) attributable to CareTrust REIT, Inc.	$14,380	$19,227	$(484)	$8,696	$26,296
Depreciation and amortization	11,926	12,238	12,716	13,034	13,211
Interest expense	9,608	9,827	11,040	11,750	8,266
Amortization of stock-based compensation	1,463	936	924	1,519	1,774
EBITDA attributable to CareTrust REIT, Inc.	37,377	42,228	24,196	34,999	49,547
Impairment of real estate investments	5,356	1,886	21,392	8,232	4,791
Provision for doubtful accounts and lease restructuring	390	—	—	—	—
Property operating expenses	914	1,134	831	1,416	714
Loss (gain) on sale of real estate, net	1,668	70	(2,028)	—	(260)
Unrealized loss (gain) on other real estate related investments, net	2,396	454	2,151	5,251	(1,371)
Normalized EBITDA attributable to CareTrust REIT, Inc.	$48,101	$45,772	$46,542	$49,898	$53,421

Net income (loss) attributable to CareTrust REIT, Inc.	$14,380	$19,227	$(484)	$8,696	$26,296
Real estate related depreciation and amortization	11,921	12,233	12,712	13,028	13,206
Impairment of real estate investments	5,356	1,886	21,392	8,232	4,791
Loss (gain) on sale of real estate, net	1,668	70	(2,028)	—	(260)
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	33,325	33,416	31,592	29,956	44,033
Provision for doubtful accounts and lease restructuring	390	—	—	—	—
Property operating expenses	914	1,134	831	1,416	714
Unrealized loss (gain) on other real estate related investments, net	2,396	454	2,151	5,251	(1,371)
Normalized FFO attributable to CareTrust REIT, Inc.	$37,025	$35,004	$34,574	$36,623	$43,376

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023

Net income (loss) attributable to CareTrust REIT, Inc.	$14,380	$19,227	$(484)	$8,696	$26,296
Real estate related depreciation and amortization	11,921	12,233	12,712	13,028	13,206
Amortization of deferred financing fees	535	609	608	609	610
Amortization of stock-based compensation	1,463	936	924	1,519	1,774
Straight-line rental income	(3)	7	7	7	8
Amortization of below market lease intangible	—	—	—	—	(384)
Impairment of real estate investments	5,356	1,886	21,392	8,232	4,791
Loss (gain) on sale of real estate, net	1,668	70	(2,028)	—	(260)
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	35,320	34,968	33,131	32,091	46,041
Provision for doubtful accounts and lease restructuring	390	—	—	—	—
Property operating expenses	914	1,134	831	1,416	714
Unrealized loss (gain) on other real estate related investments, net	2,396	454	2,151	5,251	(1,371)
Normalized FAD attributable to CareTrust REIT, Inc.	$39,020	$36,556	$36,113	$38,758	$45,384

FFO per share attributable to CareTrust REIT, Inc.	$0.34	$0.34	$0.32	$0.29	$0.36
Normalized FFO per share attributable to CareTrust REIT, Inc.	$0.38	$0.35	$0.35	$0.35	$0.36

FAD per share attributable to CareTrust REIT, Inc.	$0.36	$0.35	$0.33	$0.31	$0.38
Normalized FAD per share attributable to CareTrust REIT, Inc.	$0.40	$0.37	$0.36	$0.37	$0.37

Diluted weighted average shares outstanding [1]	97,408	99,195	99,360	104,422	121,854

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	December 31, 2023	December 31, 2022
Assets:
Real estate investments, net	$1,567,119	$1,421,410
Other real estate related investments (including accrued interest of $1,727 and $1,320 as of December 31, 2023 and 2022, respectively)	180,368	156,368
Assets held for sale, net	15,011	12,291
Cash and cash equivalents	294,448	13,178
Accounts and other receivables	395	416
Prepaid expenses and other assets, net	23,337	11,690
Deferred financing costs, net	4,160	5,428
Total assets	$2,084,838	$1,620,781

Liabilities and Equity:
Senior unsecured notes payable, net	$396,039	$395,150
Senior unsecured term loan, net	199,559	199,348
Unsecured revolving credit facility	—	125,000
Accounts payable, accrued liabilities and deferred rent liabilities	33,992	24,360
Dividends payable	36,531	27,550
Total liabilities	666,121	771,408

Equity:
Common stock	1,300	990
Additional paid-in capital	1,883,147	1,245,337
Cumulative distributions in excess of earnings	(467,628)	(396,954)
Total stockholders' equity	1,416,819	849,373
Non-controlling interests	1,898	—
Total equity	1,418,717	849,373
Total liabilities and equity	$2,084,838	$1,620,781

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	For the Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$53,722	$(7,506)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	51,257	50,378
Amortization of deferred financing costs	2,436	2,095
Unrealized losses on other real estate related investments, net	6,485	7,102
Amortization of stock-based compensation	5,153	5,758
Straight-line rental income	29	(17)
Amortization of below market rent	(384)	—
Adjustment for collectibility of rental income	—	1,417
Noncash interest income	(407)	(1,165)
(Gain) loss on sale of real estate, net	(2,218)	3,769
Impairment of real estate investments	36,301	79,062
Provision for loan losses, net	—	3,844
Change in operating assets and liabilities:
Accounts and other receivables	(9)	604
Prepaid expenses and other assets, net	(21)	123
Accounts payable, accrued liabilities and deferred rent liabilities	2,423	(1,049)
Net cash provided by operating activities	154,767	144,415
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(233,776)	(21,915)
Purchases of equipment, furniture and fixtures and improvements to real estate	(10,976)	(7,292)
Investment in real estate related investments and other loans receivable	(60,319)	(149,650)
Preferred equity investments	(1,782)	—
Principal payments received on real estate related investments and other loans receivable	26,525	6,308
Escrow deposits for potential acquisitions of real estate	(3,800)	—
Net proceeds from sales of real estate	16,313	45,149
Net cash used in investing activities	(267,815)	(127,400)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	634,446	47,236
Borrowings under unsecured revolving credit facility	185,000	160,000
Payments on unsecured revolving credit facility	(310,000)	(115,000)
Payments on debt extinguishment and deferred financing costs	(68)	(5,361)
Net-settle adjustment on restricted stock	(1,479)	(4,469)
Dividends paid on common stock	(115,492)	(106,138)
Contributions from noncontrolling interests	1,952	—
Distributions to noncontrolling interests	(41)	—
Net cash provided by (used in) financing activities	394,318	(23,732)
Net increase (decrease) in cash and cash equivalents	281,270	(6,717)
Cash and cash equivalents as of the beginning of period	13,178	19,895
Cash and cash equivalents as of the end of period	$294,448	$13,178

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					December 31, 2023
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028		$400,000	66.7%	$(3,961)		$396,039
Floating Rate Debt

Senior unsecured term loan	6.958%	[1]	2026		200,000	33.3%	(441)		199,559
Unsecured revolving credit facility	—%	[2]	2027	[3]	—	—%	—	[4]	—
	6.958%				200,000	33.3%	(441)		199,559

Total Debt	4.903%				$600,000	100.0%	$(4,402)		$595,598

[1] Funds can be borrowed at applicable SOFR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable SOFR plus 1.10% to 1.55% or at the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date does not assume exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(Unaudited)

2024 Guidance

	Full Year 2024 Guidance[1]
	Low	High
Net income attributable to CareTrust REIT, Inc.	$1.02	$1.04
Real estate related depreciation and amortization	0.40	0.40
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	1.42	1.44
Property operating expenses	0.01	0.01
Normalized FFO attributable to CareTrust REIT, Inc.	$1.43	$1.45

Net income attributable to CareTrust REIT, Inc.	$1.02	$1.04
Real estate related depreciation and amortization	0.40	0.40
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.04	0.04
Straight-line rental income	—	—
Amortization of below market lease intangible	(0.02)	(0.02)
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	1.46	1.48
Property operating expenses	0.01	0.01
Normalized FAD attributable to CareTrust REIT, Inc.	$1.47	$1.49
Weighted average shares outstanding:
Diluted	130,518	130,518

[1]This guidance assumes and includes (i) all investments, dispositions and loan repayments made to date, (ii) no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, (iii) no new debt incurrences or new equity issuances, (iv) estimated 2.5% CPI-based rent escalators under CareTrust's long-term net leases, and (v) assumes 2% - 3% uncollected rents for the year.

Non-GAAP Financial Measures
EBITDA attributable to CareTrust REIT, Inc. represents net income (loss) attributable to CareTrust REIT, Inc. before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA attributable to CareTrust REIT, Inc. represents EBITDA attributable to CareTrust REIT, Inc. as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, non-routine transaction costs, loss on extinguishment of debt, unrealized loss on other real estate related investments and provision for doubtful accounts and lease restructuring, as applicable. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate related depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO attributable to CareTrust REIT, Inc. in accordance with Nareit’s definition.
FAD attributable to CareTrust REIT, Inc. is defined as FFO attributable to CareTrust REIT, Inc. excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees, amortization of above and below market intangibles, and the effects of straight-line rent. The Company considers FAD attributable to CareTrust REIT, Inc. to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO attributable to CareTrust REIT, Inc. and Normalized FAD attributable to CareTrust REIT, Inc., which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, non-routine transaction costs, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, unrealized loss on other real estate related investments, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company also discloses Net Debt to Annualized Normalized Run Rate EBITDA, which compares the Company’s Net Debt as of the last day of the quarter to the Annualized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter. Net Debt is defined as the Company’s Total Debt as of the last day of the specified quarter adjusted to exclude the Company’s cash, cash equivalents, restricted cash and escrow deposits on acquisition of real estate as of such date as well as the net proceeds from the expected settlement of shares sold under equity forward contracts through the Company’s ATM Program that are outstanding as of such date. Normalized Run Rate EBITDA represents Normalized EBITDA, adjusted to give effect to the investments completed during the three months ended for the respective period as though such investments were completed as of the beginning of the period. Annualized Normalized Run Rate EBITDA is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the specified quarter multiplied by four.

The Company believes that net income attributable to CareTrust REIT, Inc., as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA, in each case attributable to CareTrust REIT, Inc., useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD, in each case attributable to CareTrust REIT, Inc., to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate related depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs. The Company believes that the disclosure of Net Debt to Annualized Normalized Run Rate EBITDA provides a useful measure to investors to evaluate the credit strength of the Company and its ability to service its debt obligations and to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of charges that are not indicative of the Company’s ongoing performance or that could obscure the Company’s actual credit quality and after considering the effect of investments occurring during the period.